Exhibit (10)(G)

DISTRIBUTION AGREEMENT

FOR TIAA-CREF LIFE INSURANCE COMPANY

STABLE VALUE SEPARATE ACCOUNTS

THIS DISTRIBUTION AGREEMENT (this “Agreement”) is entered into effective as of May 10, 2012 by and among Teachers Personal Investors Services (“TPIS”), a Delaware limited liability company, and TIAA-CREF Life Insurance Company (“TC Life”), a New York-domiciled corporation, on its own behalf and on behalf of TIAA-CREF Life Insurance Company and its Stable Value Separate Accounts (collectively referred to as the “Accounts”), separate accounts of TC Life.

WHEREAS, the Accounts are established under authority of resolution of TC Life’s Board of Directors in order to set aside and invest assets attributable to certain stable value separate account book value) guaranteed investment or similar contracts (hereinafter “Contracts”) issued by TC Life and identified in Schedule A attached hereto;

WHEREAS, the Separate Accounts are insulated, non-unitized separate accounts intended to qualify under NYIL Section 4240(a)(5)(ii) and exempt from federal investment company registration in reliance on Section 3(c)(11) of the Investment Company Act of 1940, as amended (the “1940 Act”);

WHEREAS, the Contracts are exempt from federal securities registration requirements in reliance on the exemption provided by Section 3(a)(2) (the “Section 3(a)(2) exemption”) of the Securities Act of 1933, as amended (the “1933 Act”), but nonetheless the Contracts are securities requiring distribution through a broker-dealer registered as such with the U.S. Securities and Exchange Commission (the “SEC”) and admitted as a member of the Financial Industry Regulatory Authority, Inc. (“FINRA”);

WHEREAS and where required, TC Life has filed or will file the Contract for approval by the state insurance departments having jurisdiction over TC Life and each respective Contract;

WHEREAS, TC Life desires to retain TPIS to distribute the Contracts and TPIS is willing to distribute the Contracts in the manner and on the terms set forth in this Agreement and, as to each Contract, as of the date identified in Schedule A attached hereto;

WHEREAS, TC Life and TPIS desire to assure that (i) all charges incurred hereunder are in accordance with the applicable insurance laws and regulations governing transactions with affiliates, (ii) to the extent practicable, expenses reflect actual costs and are arrived at in a fair and equitable manner and (iii) expenses reflecting estimated costs, whenever used, are adjusted periodically, to bring them into alignment with costs actually incurred.

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, TC Life and TPIS agree as follows:

1. Distribution of the Contracts.

(a) TC Life appoints TPIS as the distributor of the Contracts and grants to TPIS the non-exclusive right, subject to the requirements of the 1933 Act and the Securities Exchange Act of 1934 (the “1934 Act”), in accordance with the terms set forth in this Agreement, to distribute the Contracts and other products identified on Schedule A hereto during the term of this Agreement. TPIS accepts such appointment and agrees to provide services (the “Duties”) as provided in this Agreement including (1) distribution services in connection with the Contracts; (2) maintaining hooks and records as required under applicable law with respect to the distribution of the Contracts; (3) providing duly registered or otherwise qualified personnel fur the performance of the Duties under the Federal Securities Laws (defined below) and any applicable securities laws of any state or other jurisdiction in which the Contracts may lawfully be sold; and (4) maintaining sufficient facilities to perform the Duties under this Agreement. With respect to certain Contracts or other products, TPIS may agree to perform additional duties set forth on Schedule A. No facility of TPIS used in performing the Duties for or subject to use by TC Life will he deemed to be transferred, assigned, conveyed or leased by performance or use pursuant to this Agreement.

(b) Each party will implement and maintain appropriate measures reasonably designed to meet all applicable legal and regulatory requirements in connection with its performance of obligations with respect to the Contracts including, without limitation, those applicable to safeguarding customer information and customer information systems under applicable state and federal privacy laws and, with respect to TC Life, New York State Insurance Department (“NYSID”) Regulation No. 173. TPIS will adjust its information security program at the reasonable request of TC Life for any relevant changes dictated by TC Life’s assessment of risk around its customer information and customer information systems.

(c) TPIS agrees to comply with the applicable requirements of the securities laws as defined in Section 3(a)(47) of the 1934 Act, including any applicable rules or interpretations thereunder (hereinafter the “Federal Securities Laws”), any applicable securities laws of any state or jurisdiction in which the Contracts are offered or sold, and the requirements of FINRA. More specifically, and without limitation, to the extent necessary to perform the Duties, TPIS and its associated persons performing the Duties will be duly registered or otherwise qualified under the Federal Securities Laws and any applicable securities laws of any state or other jurisdiction in which the Contracts may lawfully be sold and in which TPIS is licensed or otherwise authorized to sell the Contracts. TPIS has, and assumes, responsibility for the securities activities of all persons engaged in the performance of the Duties and each such person engaged in securities business in the performance of the Duties will be considered a “person associated” with TPIS as defined in Section 3(a)(l8) of the 1934 Act, and, therefore, a person for whom TPIS has responsibility in connection with training, supervision, and control as contemplated by Section l5(b)(4)(E) of the 1934 Act. TPIS will be responsible for the training, supervision and control of its associated persons for the purpose of the FINRA Rules and the Federal Securities Laws and state securities law requirements applicable in connection with the offering and sale of the Contracts. In this connection, TPIS will adopt, retain, and revise, as necessary, written supervisory procedures in compliance with relevant sections of the FINRA Rules. Whenever TPIS utilizes personnel allocated to it to perform the Duties for TC Life pursuant to this Agreement, such personnel will be employees performing Duties on behalf of TPIS subject to its direction and control. TC Life will have no liability to such employees for their welfare, salaries, fringe benefits, legally required employer contributions and tax obligations to the extent such employees are performing Duties on behalf of TPIS under this Agreement.

(d) TPIS agrees to offer the Contracts for sale in accordance with the terms and conditions of the 3(a)(2) exemption and to deliver any offering documents provided by TC Life for the offer of the Contracts to the extent required by the Federal Securities Laws. In performing the Duties with respect to this Agreement and the Contracts, TPIS agrees that, where applicable, personal contact or communication, both oral and written, with TC Life’s policyholders, insureds, beneficiaries and applicants will be done in the name of and on behalf of TC Life, except that the parties recognize certain communications with policyholders also may be deemed broker-dealer communications under applicable Federal Securities Laws and FINRA requirements. Accordingly, the parties recognize that the use of joint letterhead or other appropriate disclosure of the roles of the parties may be required under certain written and oral communications. If any employees acting on behalf of TC Life have direct contact with TC Life’s policyholders, insureds, beneficiaries or applicants in performing services from a location outside the State of New York, TC Life will establish and maintain a toll free telephone number for use by TC Life’s policyholders, insureds, beneficiaries and applicants. TC Life acknowledges and agrees that such toll free telephone number will also be used by TC Life’s policyholders, insureds, beneficiaries and applicants to contact employees performing Duties on behalf of TPIS.

(e) TC Life or designated party will promptly furnish TPIS with copies of all offering documents, financial statements and other documents which TPIS reasonably requests for use in connection with the distribution of the Contracts. TPIS will be entitled to rely on all documentation and information furnished to it by TC Life. TPIS will not give any information or make any representations other than those contained in such disclosure statements, financial statements, and other documents that TC Life provides without first obtaining TC Life’s written approval; provided, however, that this requirement will not prevent TPIS from preparing or distributing sales literature or other related material that complies with any relevant securities law requirement.

(f) It is understood that no payments made under the Contracts will be paid or remitted to TPIS other than as provided for in connection with the reimbursement of distribution expenses in Section 4 or as otherwise set forth on Schedule A. Both TC Lite and TPIS acknowledge that payments made by investors will be made payable directly to TC Life or an agent designated by TC Lite, and not to TPIS and that investors will be instructed to forward these payments directly to TC Life or an agent designated by TC Life. To the extent that persons associated with TPIS receive payments from TC Life that are associated with the sale of the Contracts (and would constitute commissions or similar compensation), TC Life’s making of such payments to persons associated with TPIS is a purely ministerial service and the records in respect thereof will be properly reflected on the books and records maintained by or fur TPIS.

2. Books and Records.

(a) Each party will maintain its own books, accounts and records in such a way as to disclose clearly and accurately the nature and detail of the transactions between them, including such accounting information as is necessary to support the reasonableness of charges under this Agreement, and such additional information as each may reasonably request for purposes of its respective internal bookkeeping and accounting operations. All books and records will he maintained by each in accordance with all laws applicable to its respective performance of obligations with respect to the Contracts, including those under Federal Securities Laws and FINRA (for TPIS) and those under applicable state insurance laws including NYSID Regulation No. 152 (11 NYCRR 243) (for TC Life). In some cases, TC Life or its designee(s) may maintain records on behalf of TPIS. In such instances, TC Life acknowledges and agrees that such records wil1 be maintained in compliance with the requirements of the Federal Securities Laws and FINRA, including Rules 17a-3 and 17a-4 of the 1934 Act (or the corresponding provisions of any future federal securities laws or regulations, to the extent such requirements are applicable to the underwriting and distribution of Contracts) and the electronic storage requirements thereunder. Electronic records kept by the parties or their designee(s) will be in a readable and unalterable form or otherwise stored in compliance with applicable laws, rules and regulations. TC Life agrees to file any undertakings with the SEC that may be required by the Federal Securities Laws with respect to its maintenance of records for TPIS.

(b) The parties acknowledge that each has access to a common back-up file system utilized to maintain copies of all files maintained under this Agreement. Accordingly, copies of all back-up files maintained by or on behalf of TPIS under this Agreement will be available to TC Life through the common back-up file system, including access by TC Life from its principal office in New York. Each party will ensure that acceptable back-up files are maintained for those records each is required to maintain under this Agreement, in order for such back-up records to be avai1ab1e in the elt-ent of a disaster through a disaster recovery site maintained by or on behalf of each party.

(c) TPIS will maintain format integrity and compatibility of the electronic records it maintains that may constitute TC Life’s books of account. If the electronic system that created such records is to be replaced by a system with which the records would be incompatible, TPIS will convert such pre-existing records to a format that is compatible with the new system. In addition to the foregoing, a computer terminal, which is linked to the electronic system that generates the electronic records that constitute TC Life’s books of account, will be kept and maintained at TC Life’s principal office in New York. During all normal business hours, there will be ready availability and easy access through such terminal (either directly by NYSID personnel or indirectly with the aid of employees acting on behalf of TC Life) to the electronic media used to maintain the records comprising TC Life’s books of account.

(d) TC Life will maintain and preserve all required books of account and related financial records as are required by state insurance departments and any other applicable laws and regulations applicable to TC Life’s responsibilities with respect to the Contracts. TC Life will have the responsibility for maintaining the records of agents duly licensed and appointed by TC Life under applicable state insurance laws to sell the Contracts.

(e) Each party will cooperate with the other and all appropriate government authorities and self-regulatory organizations (as defined in Section 3(a)(26) of the 1934 Act) and will permit such other party and authorities including, without limitation, the SEC in accordance with Section 17(a) of the 1934 Act and any appropriate state insurance departments including the NYSID to provide reasonable access to its respective books, records and accounts including those pertaining to the computation of charges under this Agreement available for audit, inspection and copying by the other and persons authorized by it or any governmental agency having jurisdiction over it during all reasonable business hours in connection with any investigation, inspection or inquiry relating to this Agreement or the transactions contemplated under this Agreement.

(f) Each party will be and remain the sole owner of its respective records, books, documents, correspondence, papers and files, including without limitation business and corporate records, regardless of the use or possession by either party of the other party’s records. Notwithstanding the foregoing, the parties recognize that many of the records, books and files created under this Agreement will be considered joint records, books and files maintained on behalf of each party. All records, books, and files established and maintained by TPIS by reason of its performance of Duties under this Agreement, or by TC Life or its designee(s) on behalf of TPIS, will be maintained in accordance with all laws and regulations applicable to TPIS’ performance of Duties under this Agreement. TC Life is responsible for ensuring that any joint records, books and files maintained under this Agreement satisfy any applicable state insurance laws including but not limited to those under NYSID Regulation No. 152. Copies of such records, books and files will be delivered to TC Life upon reasonable notice. Copies of all such records, books and files to the extent not already in TC Life’s possession or ability to access will be promptly transferred to TC Life by TPIS upon termination of this Agreement. All records, books and files created and maintained by TPIS in connection with its performance of the Duties, or by TC Life or its designee(s) on behalf of TPIS, are at all times subject to inspection by the SEC in accordance with Section 17(a) of the 1934 Act. The provisions of this subsection will not preclude each party from keeping copies of such data or records for its own files.

(g) Each party and persons authorized by it or any governmental agency having jurisdiction over it will have the right, at TC Life’s or TPIS’ expense, based on which of them requests the audit, to inspect, audit and copy all relevant books, records and accounts of the other in connection with the other party’s performance of obligations under this Agreement upon giving reasonable notice of its intent to conduct such an audit. In the event of such audit, the party whose records are being audited will give the auditing party reasonable cooperation and access to all books, records and accounts necessary to audit during normal business hours. Confirming evidence that each party has satisfied its obligations under this Agreement will be made available, during normal business hours, for inspection by the other party, anyone authorized by the other party, and any governmental agency that has regulatory authority over the other party’s business activities.

(h) TC Life will to the extent required under applicable state insurance laws, submit a copy of this Agreement to any state insurance regulator, including the insurance regulator for the State of New York. TC Life will be solely responsible for complying with any state insurance law filing and reporting requirements, including filing a copy of this Agreement as an exhibit to the Registration Statement for the Contracts.

(i) TPIS will have the responsibility for maintaining the records of sales representatives licensed, registered and otherwise qualified to sell the Contracts. TPIS and TC Life will coordinate with each other to ensure that all TPIS’ representatives selling the Contracts are properly appointed agents of TC Life. In connection therewith, TC Life agrees to provide TPIS with such information as TPIS may reasonably request with respect to those agents of TC Life which are authorized to sell the Contracts in order for TPIS to perform the necessary due diligence on such agents. TC Life recognizes that if an agent is rejected by TPIS as a result of such due diligence, TPIS may properly restrict such agent’s ability to engage in any sales of the Contract.

3. Reports. Each party will furnish the other with such reports as the other may reasonably request for the purpose of meeting each party’s applicable reporting and recordkeeping requirements with respect to its obligations under this Agreement under applicable federal law, including the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) and tax reporting, and the insurance laws of the State of New York and any other applicable states or jurisdictions. Each party will make available to the other upon request any filing or record that it files or provides to the SEC and any state (or other jurisdiction) securities or insurance regulator in connection with performing its respective obligations under this Agreement.

4. Expenses and Reimbursement.

(a) TPIS will be responsible for all reasonable costs and expenses incurred and directly or indirectly allocable to TPIS in connection with the Duties (the “Reimbursable Expenses”), including but not limited to:

(i) costs and expenses of distributing offering documents and other information required to be distributed to prospective purchasers;

(ii) costs and expenses of providing promotional, sales and advertising materials;

(iii) costs and expenses of supervising and registering or qualifying its representatives under the Federal Securities Laws and applicable state securities laws and F1NRA rules;

(iv) costs and expenses associated with training personnel acting on behalf of TPIS to distribute, sell and perform the Duties with respect to the Contracts;

(v) costs and expenses associated with the necessary facilities, personnel, office equipment and supplies, telephone service, and other utility services used in connection with the performance of the Duties;

(vi) costs and expenses of retaining outside legal counsel and accountants; and

(vii) any other costs and expenses incurred by TPIS or its associated persons in distributing the Contacts.

(b) TC Life will reimburse TPIS at cost for all reasonable costs and expenses incurred and determined to be directly or indirectly allocable to TPIS in providing the Duties. The methods for allocating expenses will be determined in accordance with the requirements presented by the NYSID Regulation 33. Such methods will be modified and adjusted by mutual agreement where necessary or appropriate to reflect fairly and equitably the actual incidence of cost incurred by TPIS in connection with the Duties and the cost allocation procedures agreed to by the parties periodically, which will be reviewed at least annually.

(c) The amount of such reimbursements will be determined on a monthly calendar basis (with final determination of the amount completed within fifteen (15) days following each month-end). The parties acknowledge that each has access to a common cost allocation system utilized for the purposes of (i) allocating costs and expenses in accordance with this Agreement and (ii) determining the amount of Reimbursable Expenses. TPIS will make available to TC Life through the common cost allocation system, within fifteen (15) days after the end of each calendar month, a summary showing an estimate of the Reimbursable Expenses incurred by TPIS and allocable to TC Life with respect to the preceding calendar monas well as any Reimbursable Expenses that were not included in any previous summary. Any balance payable as shown in the summary will be paid within thirty (30) days following the availability of such summary by TC Life, subject to later adjustment if and as determined in accordance with subsection (d) of this Section 4.

(d) No later than fifteen (15) days after the end of each calendar month in which TPIS incurs Reimbursable Expenses, TPIS will make available to TC Life through the common allocation system a summary of the amount of actual Reimbursable Expenses incurred by TPIS and allocated to TC Life. Upon request, TPIS will provide TC Life with a statement showing in reasonable detail the specific amounts of Reimbursable Expenses. Any difference (a “True-Up Amount”) between such actual Reimbursable Expenses and the estimated Reimbursable Expenses as shown in any previous summary made available to TC Life pursuant to this Section 4 will be paid to TPIS or TC Life, as the case may he, within thirty (30) days following notice of availability of such written statement by TC Life, subject to later adjustment if and as determined in accordance with subsection (e) of this Section 4. At any time after TPIS provides an estimate of Reimbursable Expenses, TC Life may make such payments (“Advance Payments”) as it deems appropriate in its sole discretion, and TPIS agrees that such Advance Payments will be credited toward any subsequent True-Up Amount owed by TC Life to TPIS.

(e) TPIS’ determination of charges under this Section 4 will be conclusive as between the parties, except that if TC Life objects to any such determination, it will so advise TPIS within thirty (30) days of receipt of notice of said determination. Unless the parties can reconcile such objection, or otherwise agree, they will select a firm of independent accountants which will determine the charges properly allocable to TC Life and will, within a reasonable time, submit such determination, together with the basis therefore, in writing to both parties, whereupon such determination will be binding. The expenses of any such determination by a firm of independent certified public accountants will be borne as determined to be equitable by such accountants.

(f) In the event that TC Life and TPIS enter into other agreements whereby TPIS provides services to TC Life or TC Life provides services to TPIS, the parties agree that payments made or owed pursuant to this Agreement may be netted against obligations owed or payments due pursuant to such other agreements.

5. Non-Exclusivity.

(a) Performance of Duties. TPIS is authorized to enter into separate written agreements on such terms and conditions as TPIS determines are not inconsistent with this Agreement with such other entities that agree to perform some or all of the Duties; provided, however, that (i) TPIS will only enter into written agreements with broker-dealers, trust companies or banks fur those duties that are required to be performed by a broker-dealer or an entity exempt from broker-dealer registration requirements (i.e., a bank or trust company) and (ii) TPIS remains responsible for its obligations under this Agreement and retains supervisory responsibility to the extent required under the Federal Securities Laws and any state securities laws. Any such broker-dealer or bank will comply with the applicable requirements of the Federal Securities Laws, the securities laws of any state or jurisdiction in which the Contracts are offered or sold, the requirements of FINRA, and all Federal Securities Laws, and state securities and banking statutes and regulations, including but not limited to SEC Regulation R or any successor regulation. To the extent that TPIS contracts with any entity to perform Duties, it will, among all other obligations under this Agreement applicable to such Duty being subcontracted, satisfy the requirements in Section 1(c) of this Agreement, as applicable.

(b) Sale of other Products. TC Life and TPIS agree that the Duties to be performed by TPIS under this Agreement are not to be deemed exclusive and TPIS is free to act as distributor of other insurance products or investment company shares or other securities issued by TC Life, Teachers Insurance and Annuity Association of America or any entity affiliated therewith or controlled directly or indirectly thereby, or any non-affiliated investment company or other issuer of securities. This Agreement will not restrict TPIS from offering any product or service that any unaffiliated registered broker-dealer may provide. To the extent that TPIS engages in broker-dealer activities other than performing the Duties to or for the benefit of TC Life under this Agreement, TPIS agrees that it will perform such activities in compliance with the requirements of the applicable Federal Securities Laws, the securities laws of any relevant state or jurisdiction and the applicable requirements of FINRA.

(c) Independent Contractors; Control. This Agreement does not create the relationship of employer and employee between the parties to this Agreement. TPIS will for all purposes in this Agreement be deemed to be an independent contractor and will, unless otherwise provided or authorized, have no authority to act for or represent TC Life in any way or otherwise be deemed an agent of TC Life other than in furtherance of its duties, obligations and responsibilities as set forth in this Agreement. The performance of the Duties by TPIS pursuant to this Agreement will in no way impair the absolute control of the business and operations of TPIS or TC Life by their respective Boards of Directors. TPIS will act under this Agreement so as to assure the separate operating identity of TC Life. The business and operations of TC Life will at all times be subject to the direction and control of the Board of Directors of TC Life.

(d) Retention of Rights by TC Life. TC Life reserves the right to reject any and all applications and payments submitted, discontinue writing any form of Contract, take possession of and cancel any Contract and return the payment or any part of it, and make any compromise or settlement in respect of a Contract. TC Life may in its sole discretion and without advance notice to TPIS suspend sales of any Contract or amend any policies or contracts evidencing such Contracts if, in TC Life’s opinion, such suspension or amendment is (1) necessary for compliance with federal, state or local laws, regulations or administrative order(s), or (2) necessary to prevent administrative or financial hardship to TC Life. In all other situations, TC Life will provide 30 days’ notice to TPIS prior to suspending sales of any Contract, or amending any policies or contracts evidencing such Contracts.

6. Representations and Warranties: Performance Standards; Liability.

(a) Representations and Warranties Regarding TC Life and TPIS.

(i) TC Life represents and warrants that:

A. it is an insurance company duly organized, validly existing, and in good standing under the laws of the State of New York;

B. it is supervised by the New York State Insurance Department;

C. it is registered or qualified in all capacities and jurisdictions required by reason of its issuance of Contracts made pursuant to this Agreement;

D. the Contracts are exempt from registration as securities with the SEC and are filed and approved by the state insurance departments of all fifty states and the District of Columbia; and

E. it is duly authorized to enter into this Agreement.

(ii) TPIS represents and warrants that:

A. it is a broker-dealer, duly organized, validly existing, and in good standing under the laws of the State of Delaware;

B. it is registered as a broker-dealer under the 1934 Act, and is a member in good standing of FINRA;

C. it is registered or qualified in all capacities and jurisdictions required by reason of any of its Duties and activities performed pursuant to this Agreement; and

D. it is duly authorized to enter into this Agreement.

(b) Performance Standards and Liability. TPIS will not be liable for any error of judgment or mistake of law or for any loss suffered by TC Life in connection with the matters to which this Agreement relates. Nothing herein contained will be construed to protect either party against any liability resulting from the bad faith, willful misconduct or gross negligence of the other party in the performance of its obligations and duties or from reckless disregard of its obligations and duties under this Agreement or by virtue of violation of any applicable law.

7. Regulation.

(a) This Agreement is subject to the provisions of the applicable state insurance laws, Federal Securities Laws and the rules, rulings, and interpretations thereunder and of FINRA, as in effect from time to time, including such exemptions and other relief as the SEC, its staff or FINRA may grant, and the terms of this Agreement will be interpreted and construed in accordance therewith. Without limiting the generality of the foregoing, the term “assigned” shall not include any transaction exempted from section 15(b)(2) of the 1940 Act.

(b) TPIS will provide to all regulatory and administrative bodies having jurisdiction over the present and future operations of TC Life any information, reports or other material which any such body by reason of this Agreement may request pursuant to applicable law or regulations. Without limiting the generality of the foregoing, TPIS will furnish to TC Life and at the direction of TC Life to the SEC, the U.S. Department of Labor, the State of New York Secretary of State and/or the State of New York Superintendent of Insurance with any information or reports which TC Life, the SEC, the U.S. Department of Labor, the Secretary of State and/or the Superintendent of Insurance may request in order to ascertain whether the operations of TC Life are being conducted in a manner consistent with applicable laws or regulations.

8. Investigation; Proceedings; Complaints; Arbitration.

(a) TC Life and TPIS agree to cooperate fully in: (i) any insurance or securities regulatory inspection, inquiry, investigation, or proceeding or any judicial proceeding with respect to TC Life or TPIS, their affiliates and their representatives and (ii) any other governmental or regulatory inspection, inquiry, investigation, or proceeding or any judicial proceeding (including inquiries from the U.S. Department of Labor and Internal Revenue Service) with respect to TC Lire or TPIS, their affiliates and their representatives, to the extent that such inspection, inquiry, investigation or proceeding is in connection with the Contracts distributed under this Agreement.

(b) TC Life and TPIS each agree to notify the other party promptly of any customer complaint or notice of any regulatory investigation or proceeding received in connection with the Contracts or the Duties performed under this Agreement. In the case of a customer complaint, TC Life and TPIS will cooperate in investigating such complaint and TC Life and TPIS will seek to agree upon a mutually satisfactory response to the customer and any regulatory body or self-regulatory organization.

(c) Any unresolved dispute or difference between the parties arising out of or relating to this Agreement, or the breach thereof, will be finally settled by arbitration in accordance with the American Arbitration Association and the Expedited Procedures thereof. The written award rendered by the arbitrator will be final and binding upon the parties, and judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof and having jurisdiction over the parties or their assets. The arbitration will take place as mutually determined by the parties or the arbitrator in the absence of an agreement by the parties. The substantive law of New York will apply in such proceedings. The provisions of this subsection (c) will not apply to recipient objections to estimated and final charges which are subject to the dispute resolution procedure provided in Section 4(e) of this Agreement.

9. Termination of the Agreement.

(a) This Agreement may be terminated immediately upon written notice of one party (the ‘‘terminating party’’) to the other party hereto (the “other party”) in the event of:

(i) the bankruptcy or insolvency of the other party;

(ii) commencement of formal administrative proceedings against the other party by regulatory body regarding the other party’s duties under this Agreement, including but not limited to an action against TPIS by FINRA, the SEC or a state insurance department related to the sale of Contracts, or an action against TC Life by a state insurance department with respect to the issuance of Contracts, and the terminating party determines in its sole judgment, exercised in good faith, that any such administrative proceedings will have a material adverse effect upon the ability of the other party to perform its obligations under this Agreement; or

(iii) if (A) the terminating party determines, in its sole judgment exercised in good faith, that the other party has suffered a material adverse change in its business or financial condition or is subject to material adverse publicity and such material adverse change or publicity will have a material adverse impact upon either parties’ business and operations; (B) the terminating party notifies the other party in writing of such determination and its intent to terminate this Agreement; and (C) after considering the actions taken by the other party and any other changes in circumstances since the giving of such notice, such determination shall continue to apply on the sixtieth (60th) day following the giving of such notice, which sixtieth day shall he the effective day of termination.

(b) This Agreement may be terminated immediately, at the option of TC Life, if (i) TC Life determines, in its sole judgment exercised in good faith, that TPIS has suffered a material adverse change in its business or financial condition or is subject to material adverse publicity and such material adverse change or publicity will have a material adverse impact upon the business and operations of TC Life; (ii) TC Life shall notify TPIS in writing of such determination and its intent to terminate this Agreement; and (iii) after considering the actions taken by TPIS and any other changes in circumstances since the giving of such notice, such determination of TC Life shall continue to apply on the sixtieth (60th) day following the giving of such notice, which sixtieth day shall he the effective day of termination.

(c) This Agreement may be terminated at any time upon the mutual written consent of the parties thereto.

(d) This Agreement may be terminated, without the payment of any penalty, by TC Life or TPIS on ninety (90) days advance written notice to the other party.

(e) This Agreement will automatically terminate in the event of its assignment by any party hereto or in the event that any Federal or state authority or self-regulatory organization has enjoined, terminated the registration or license of, or otherwise barred any party to this Agreement from performing any material aspect of this Agreement.

(f) Upon termination of this Agreement, unless the parties otherwise mutually agree, electronic data processing services will not be terminated by either party until one hundred eighty (180) days from the date of written notice of termination.

(g) Upon termination of this Agreement and subject to the terms (including any limitations and restrictions) of any applicable software licensing agreement then in effect between TPIS and any licensor, TPIS will grant to TC Life a perpetual license in any electronic data processing software developed or used by TPIS in connection with the Duties provided to TC Life under this Agreement, if such software is not commercially available and is necessary, in TC Life’s reasonable judgment, for TC Life to perform subsequent to termination the functions provided by TPIS under this Agreement. Upon termination, TPIS will promptly deliver to TC Life all books and records that are, or are deemed to be by this Agreement, the property of TC Life.

(h) Upon termination of this Agreement, all authorizations, rights and obligations will cease except the obligation to settle accounts under this Agreement and the agreements contained in Sections 2, 4, 6(b), 8 and 9(g) and 9(h).

10. Assignment. This Agreement and any rights pursuant hereto are not assignable by any party hereto, except by agreement of the parties. Any proposed assignment of this Agreement and the rights pursuant hereto will comply with any applicable notification requirements to the NYSID, whether under Section 1505 of the New York State Insurance Law or otherwise. Except as and to the extent specifically provided in this Agreement, nothing in this Agreement, expressed or imp1ied, is intended to confer on any person other than the parties hereto, or their respective legal successors, any rights, remedies, obligations or liabilities, or to relieve any person other than the parties hereto, or their respective legal successors, from any obligations or liabilities that would otherwise be applicable.

11. Further Actions. Both parties agree to perform such further acts and execute such further documents as are necessary to effectuate the purposes of this Agreement.

12. Compliance with Relevant Law. Any representation or warranty of compliance with any law or agreement to comply with any law means material compliance with applicable law.

13. Governing Law. The provisions of this Agreement will be construed and interpreted in accordance with the laws of the State of New York, as at the time in effect, applicable provisions of the Federal Securities Laws and the rules and interpretations thereunder and the applicable requirements of FINRA, without regard to New York conflicts of laws principles. To the extent that the applicable law of the State of New York, or any of the provisions in this Agreement, conflict with the applicable provisions of the Securities Laws and rules thereunder or other federal laws and regulations which may be applicable, the latter will control.

14. Severability. This is a severable agreement. In the event that any provision of this Agreement would require a party to take action prohibited by the applicable Federal Securities Laws, state (or other jurisdiction), law or self-regulatory organization rule, or prohibit a party from taking action required by the applicable Federal Securities Laws, state (or other jurisdiction) law, or self-regulatory organization rule, then it is the intention of the parties hereto that such provision will be enforced to the extent permitted under the law or rule, and, in any event that all other provisions of this Agreement will remain valid and duly enforceable as if the provisions at issue had never been a part of this Agreement.

15. Counterparts. This Agreement may be executed in any number of counterparts, each of which will be deemed an original and all of which will be deemed one instrument.

16. Construction. Captions in this Agreement are included for convenience or reference only and in no way define or limit any of the provisions hereof or otherwise affect their construction or effect.

17. Contact Person. For all purposes except the provision of notices pursuant to Section 18 of this Agreement, each party will appoint one or more individuals who will serve as contact persons for the purpose of carrying out this Agreement. Such contact persons will be authorized to act on behalf of their respective parties as to the matters pertaining to this Agreement. Effective upon execution of this Agreement, the initial contact persons will be as follows:

(a) If to TC Life:

TIAA-CREF Life Insurance Company
8625 Andrew Carnegie Blvd.
Charlotte, North Carolina 28262
Attention: Steven Maynard, Chief Operations Officer
Telephone No.: 704-988-6757

(b) If to TPIS:

Teachers Personal Investors Services
730 Third Avenue
New York, New York 10017-3206
Attention: Keith Rauschenbach
Telephone No.: 212-490-9000

Each party will notify the other, in writing, as to the name, address, and telephone number of any replacement for any such designated contact person.

18. Notices. All notices and other communications provided for hereunder will be in writing and will be delivered by hand, mailed first class, postage prepaid, or sent by a nationally recognized overnight delivery service that provides evidence of delivery, addressed as follows:

(a) If to TC Life:

TIAA-CREF Life Insurance Company
730 Third Avenue
New York, New York 10017-3206
Attention: President

(b) If to TPIS:

Teachers Personal Investors Services
730 Third Avenue
New York, New York 10017-3206
Attention: Chief Executive Officer

or to such other address as the parties will designate by notice to each other.

19. Entire Agreement. This Agreement constitutes the entire agreement between the parties, and no other agreement, statement or promise not contained in this Agreement will be valid or binding. No additions, amendments or modifications of this Agreement or any waiver of any provision will be valid unless approved, in writing, by authorized representatives of TC Life and TPIS. In addition, no waiver of any default or failure of performance by either party will affect the other party’s rights with respect to a subsequent default or failure.

IN WITNESS WHEREOF, TC Life and TPIS have caused this Agreement to be executed in their names and on their behalf by and through their duly authorized officers on the day and year first above written.

TIAA-CREF LIFE INSURANCE COMPANY

By:	/s/Anthony M. Garcia
Name:	Anthony M. Garcia
Title:	President and CEO

TEACHERS PERSONAL INVESTORS SERVICES

By:	/s/ Keith H. Rauschenbach
Name:	Keith H. Rauschenbach
Title:	President